Exhibit 4.1

DESCRIPTION OF THE REGISTRANT’S SECURITIES

REGISTERED PURSUANT TO SECTION 12

OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

We are a Cayman Islands exempted company (company number 423390) and our affairs are governed by our amended and restated memorandum and articles of association, the Companies Act and the common law of the Cayman Islands. Pursuant to our amended and restated memorandum and articles of association, we are authorized to issue 500,000,000 Class A ordinary shares, $0.0001 par value each, 50,000,000 Class B ordinary shares, $0.0001 par value each as well as 5,000,000 preference shares, $0.0001 par value each. The following description summarizes certain terms of our shares as set out more particularly in our amended and restated memorandum and articles of association. Because it is only a summary, it may not contain all the information that is important to you.

Ordinary Shares

Upon the closing of our initial public offering, 49,460,714 of our ordinary shares were outstanding comprising:

•	34,500,000 Class A ordinary shares issued in our initial public offering;

•	175,000 Class A ordinary shares issued to our sponsor in a private placement that closed simultaneously with the closing of our initial public offering; and

•	14,785,714 Class B ordinary shares held by our initial shareholders.

On September 25, 2025, the company issued an additional 2,464,285 founder shares to our sponsor through share capitalization. As a result, our sponsor holds an aggregate of 14,785,714 founder shares. Up to 1,928,571 of the founder shares were to be forfeited by our sponsor for no consideration, depending on the extent to which the underwriter’s over-allotment option was exercised. On September 29, 2025, we consummated the initial public offering of 34,500,000 shares, including the full exercise by the underwriters of their over-allotment option in the amount of 4,500,000 shares, at $10.00 per share, generating gross proceeds of $345,000,000. As such, the 1,928,571 founder shares are no longer subject to forfeiture.

Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. However, only holders of Class B ordinary shares will have the right to (i) appoint or remove directors prior to or in connection with the completion of our initial business combination, meaning that holders of Class A ordinary shares will not have the right to vote to appoint any directors until after the completion of our initial business combination and (ii) continue the company in a jurisdiction outside the Cayman Islands (including any special resolution required to amend our constitutional documents or to adopt new constitutional documents as a result of our approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands). The provisions of our amended and restated memorandum and articles of association governing these matters prior to our initial business combination may only be amended by a special resolution passed by the affirmative vote of the holders of at least 90% (or, where such amendment is proposed in respect of the consummation of our initial business combination, two-thirds) of our ordinary shares who, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company. On any other matter submitted to a vote of our shareholders prior to or in connection with the completion of our initial business combination, holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of our shareholders except as required by law. Unless otherwise specified in our amended and restated memorandum and articles of association, or as required by applicable provisions of the Companies Act or applicable stock exchange rules, the affirmative vote of a majority of our ordinary shares that are represented in person or by proxy and are voted is required to approve any such matter voted on by our shareholders. Approval of certain actions will require a special resolution under Cayman Islands law, which (except as outlined above) requires the affirmative vote of at least two-thirds of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company, and pursuant to our amended and restated memorandum and articles of association; such actions include amending our amended and restated memorandum and articles of association (other than the provisions referred to above) and approving a statutory merger or consolidation with another company. Our board of directors will be divided into three classes with only one class of directors being appointed in each year and each class (except for those directors appointed prior to our first annual general meeting) serving a three-year term. There is no cumulative voting with respect to the appointment of directors, with the result that the holders of more than 50% of the shares entitled to vote and voted for the appointment of directors can appoint all of the directors. Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Because our amended and restated memorandum and articles of association authorize the issuance of up to 500,000,000 Class A ordinary shares, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of Class A ordinary shares which we are authorized to issue at the same time as our shareholders vote on the business combination to the extent we seek shareholder approval in connection with our initial business combination.

In accordance with NYSE corporate governance requirements, we are not required to hold an annual general meeting until one year after our first fiscal year end following our listing on NYSE. There is no requirement under the Companies Act for us to hold annual or general meetings or appoint directors other than to ensure that the company has at least one director at all times. We may not hold an annual general meeting to appoint new directors prior to the consummation of our initial business combination.

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares, regardless of whether they abstain, vote for, or vote against, our initial business combination, upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (net of taxes payable), divided by the number of then-outstanding public shares, subject to the limitations and on the conditions described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriter. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares, private placement shares and public shares in connection with the completion of our initial business combination. Unlike many SPACs that hold shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by law, if a shareholder vote is not required by law and we do not decide to hold a shareholder vote for business or other legal reasons, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated memorandum and articles of association require these tender offer documents to contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a shareholder approval of the transaction is required by law, or we decide to obtain shareholder approval for business or other reasons, we will, like many SPACs, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law and our amended and restated memorandum and articles of association, which require the affirmative vote of at least a simple majority of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company. However, if our initial business combination is structured as a statutory merger or consolidation with another company under Cayman Islands law, in addition to obtaining approval of our initial business combination by ordinary resolution, the approval of the statutory merger or consolidation will require a special resolution under Cayman Islands law, which requires the affirmative vote of at least two-thirds of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company. However, the participation of our sponsor, officers, directors, advisors or their affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public shareholders vote, or indicate their intention to vote, against such initial business combination. For purposes of seeking approval of an ordinary resolution, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. Our amended and restated memorandum and articles of association require that at least five clear days’ notice will be given of any general meeting.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to Excess Shares without our prior consent. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our shareholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such shareholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such shareholders will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And, as a result, such shareholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their shares in open market transactions, potentially at a loss.

If we seek shareholder approval in connection with our initial business combination, our sponsor, officers and directors have agreed to vote any founder shares, private placement shares and Class A ordinary shares held by them in favor of our initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination transaction). As a result, in addition to our initial shareholders’ founder shares and the private placement shares, we would need 9,769,644, or approximately 28.32%, of the 34,500,000 public shares sold in our initial public offering to be voted in favor of an initial business combination in order to have our initial business combination approved, assuming all outstanding shares are voted and the parties to the letter agreement do not acquire any Class A ordinary shares. Assuming that only the holders of one-third of our issued and outstanding ordinary shares, representing a quorum under our amended and restated memorandum and articles of association, vote their shares at a general meeting of the company, we will not need any public shares in addition to our founder shares and private placement shares to be voted in favor of an initial business combination in order to approve an initial business combination. Additionally, each public shareholder may elect to redeem their public shares irrespective of whether they vote for or vote against the proposed transaction, or whether they do not vote or abstain from voting on the proposed transaction, or whether they were a public shareholder on the record date for the general meeting held to approve the proposed transaction.

Pursuant to our amended and restated memorandum and articles of association, if we have not completed our initial business combination within the completion window, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter (and subject to lawfully available funds therefor), redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to the company (which interest shall be net of taxes payable and less up to $100,000 of interest to pay liquidation and dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares and private placement shares if we fail to complete our initial business combination within the completion window. However, if our sponsor or management team acquire public shares in or after our initial public offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the company after a business combination, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our public shareholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of taxes payable), divided by the number of then-outstanding public shares, upon the completion of our initial business combination, subject to the limitations and on the conditions described herein.

Private Placement Shares

The private placement shares have terms and provisions that are identical to those of the public shares sold in our initial public offering, except pursuant to the letter agreement as described herein. The private placement shares will not be transferable, assignable or saleable until 30 days after the completion of our initial business combination (except, among other limited exceptions, to our officers and directors and other persons or entities affiliated with our sponsor).

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required on a non-interest basis. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use net proceeds of our initial public offering and the sale of the private placement shares not held in the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into private placement shares of the post business combination entity at a price of $10.00 per share at the option of the lender. Such shares would be identical to the private placement shares. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.

Founder Shares

The founder shares are designated as Class B ordinary shares and, except as described below, are identical to the Class A ordinary shares included in the shares sold in our initial public offering, and holders of founder shares have the same shareholder rights as public shareholders, except that (i) the founder shares are subject to certain transfer restrictions, as described in more detail below, (ii) the founder shares are entitled to registration rights; (iii) our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to (A) waive their redemption rights with respect to their founder shares, private placement shares and public shares in connection with the completion of our initial business combination, (B) waive their redemption rights with respect to their founder shares, private placement shares and public shares in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association not for the purposes of approving, or in conjunction with the consummation of, an initial business combination (1) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not consummated an initial business combination within the completion window or (2) with respect to any other material provisions relating to the rights of holders of Class A ordinary shares or pre-initial business combination activity, (C) waive their rights to liquidating distributions from the trust account with respect to their founder shares and private placement shares if we fail to complete our initial business combination within the completion window (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within such time period and to liquidating distributions from assets outside the trust account) and (D) vote any founder shares, private placement shares and Class A ordinary shares held by them in favor of our initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination transaction), (iv) the founder shares are automatically convertible into Class A ordinary shares on or prior to the tenth anniversary of our initial business combination, upon the earlier of (A) our meeting certain share price performance thresholds following the completion of our initial business combination, and (B) subsequent to the completion of our initial business combination, the date on which a change of control occurs, in each case, on a one-for-one basis (the “initial founder share conversion ratio”), subject to adjustment, as further described below and as set forth in our amended and restated memorandum and articles of association and the letter agreement, (v) prior to the closing of our initial business combination, only holders of our Class B ordinary shares will be entitled to vote on the appointment and removal of directors or continuing the company in a jurisdiction outside the Cayman Islands (including any special resolution required to amend our constitutional documents or to adopt new constitutional documents as a result of our approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands) and (vi) any founder shares that have not converted into Class A ordinary shares on the date that is ten years after the completion of the initial business combination will be returned to us for cancellation for no consideration.

The founder shares outstanding following the completion of our initial public offering will only automatically convert into Class A ordinary shares on or prior to the tenth anniversary of our initial business combination, upon the earlier of (i) (A) solely with respect to one-third of such aggregate number of founder shares, a time after the completion of our initial business combination in which the last reported sale price of Class A ordinary shares for any 20 trading days within a 30-trading day period commencing after the completion of the initial business combination equals or exceeds $15.00 (the “first vesting price”), (B) solely with respect to an additional one-third of such aggregate number of founder shares, a time after the completion of our initial business combination in which the last reported sale price of Class A ordinary shares for any 20 trading days within a 30-trading day period commencing after the completion of the initial business combination equals or exceeds $17.50 (the “second vesting price”), and (C) solely with respect to the remaining one-third of such aggregate number of founder shares, a time after the completion of our initial business combination in which the last reported sale price of Class A ordinary shares for any 20 trading days within a 30-day trading period commencing after the completion of the initial business combination equals or exceeds $20.00 (the “third vesting price” and, together with the first vesting price and the second vesting price, the “vesting prices” and each a “vesting price”), and (ii) subsequent to the completion of our initial business combination, the date on which a change of control occurs, in each case of clause (i) or clause (ii), on a one-for-one basis, and subject to further adjustment as provided herein.

A “change of control” is defined in the letter agreement as the occurrence of any of the following after the completion of our initial business combination:

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a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the company, any of its wholly owned subsidiaries and the company’s and its wholly-owned subsidiaries’ respective employee benefit plans, has become the direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of issued and outstanding ordinary shares of the company representing more than 50% of the voting power of the issued and outstanding ordinary shares of the company (subject to certain excepts as set forth in the letter agreement);

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individuals who were directors of the company immediately following the completion of our initial business combination (the “incumbent directors”) cease for any reason to constitute a majority of the board of directors of the company (subject to certain excepts as set forth in the letter agreement);

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the consummation of (a) any share exchange, consolidation, merger or similar form of transaction involving the company, (b) the sale, disposition, lease or other transfer in one transaction or a series of transactions of all or substantially all of the company’s consolidated assets to any person or entity (other than one of the company’s wholly owned subsidiaries) or (c) the acquisition of assets or securities of another entity by the company or any of its subsidiaries, in each case of (a), (b) and (c) unless, following such consummation, (1) the voting securities of the company outstanding immediately prior to such consummation continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than 50% of the total voting power represented by the voting securities of the company and more than 50% of the total number of issued and outstanding shares of the company’s share capital, in each case as outstanding immediately after such merger, consolidation, business combination, or other similar transaction, and the shareholders of the company immediately prior to such consummation own voting securities of the company, the surviving entity or its parent immediately following such consummation in substantially the same proportions (vis-à-vis each other) as such shareholders owned the voting securities of the company immediately prior to such consummation, (2) no “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the company, any of its wholly owned subsidiaries and the company’s and its wholly-owned subsidiaries’ respective employee benefit plans, has become the direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of issued and outstanding ordinary shares of the company representing more than 50% of the voting power of the issued and outstanding ordinary shares of the company and (3) at least 50% of the members of the board of directors of the continuing or surviving entity (or its parent company) immediately after such transaction were incumbent directors at the time of the execution of the definitive agreement providing for such transaction or, in the absence of such an agreement, at the time at which approval of the board of directors of the company was obtained for such transaction;

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the shareholders of the Company approve any plan or proposal for the Company’s complete liquidation or dissolution (other than a liquidation or dissolution that shall occur contemporaneously with a transaction described in the preceding bullet that does not otherwise constitute a “change of control”); and

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the ordinary shares of the company cease to be listed or quoted on any of the NYSE, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market (or any of their respective successors).

Pursuant to the letter agreement, our initial shareholders have also agreed to return to us for cancellation for no consideration any founder shares that have not converted into Class A ordinary shares on the date that is ten years after the completion of the initial business combination.

In the case that additional Class A ordinary shares, or any other equity-linked securities, are issued or deemed issued in excess of the amounts sold in our initial public offering (including pursuant to the underwriter’s over-allotment option) and related to or in connection with the closing of the initial business combination, the ratio at which Class B ordinary shares convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the outstanding Class B ordinary shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, 30% of the sum of (i) the total number of all ordinary shares outstanding upon the completion of our initial public offering (including any Class A ordinary shares issued pursuant to the underwriter’s over-allotment option but excluding the private placement shares issued to the sponsor), plus (ii) all Class A ordinary shares and equity-linked securities issued or deemed issued, related to or in connection with the closing of the initial business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial business combination and any private placement-equivalent shares issued to our sponsor or any of its affiliates or to our officers or directors upon conversion of working capital loans). Such adjustment may result in material dilution to our public shareholders.

Each vesting price and the initial founder share conversion ratio for any founder shares that have not otherwise been converted into ordinary shares will be subject to adjustment, without duplication, upon the occurrence of the following events:

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Cash Dividends. If we, at any time on or prior to the tenth anniversary of the completion of our initial business combination, pay a cash dividend or make a distribution in cash to all or substantially all of the holders of our ordinary shares on account of such ordinary shares (or other shares into which the founder shares are convertible, as may be applicable), other than (i) to satisfy the redemption rights of the holders of the ordinary shares in connection with a proposed initial business combination, (ii) to satisfy the redemption rights of the holders of the ordinary shares in connection with a shareholder vote to amend our amended and restated memorandum and articles of association not for the purposes of approving, or in conjunction with the consummation of, a business combination (x) to modify the substance or timing of our obligation to provide holders of ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of the ordinary shares included in our initial public offering if we do not complete our initial business combination within the completion window, or (y) with respect to any other material provision relating to the rights of holders of ordinary shares or pre-initial business combination activity, or (iii) in connection with the redemption of the ordinary shares included in our initial public offering upon our failure to complete our initial business combination within the completion window and any subsequent distribution of its assets upon its liquidation, then each vesting price, as in effect at the opening of business on the day following the date fixed for the determination of shareholders of the company entitled to receive such dividend or other distribution, will be decreased, effective immediately after the open of business on the ex-date (as defined below) for such dividend or other distribution, by the amount of cash paid on each ordinary share in respect of such dividend or distribution. The “ex-date” means the first date on which the ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the company or, if applicable, from the seller of the ordinary shares on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

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Stock Dividends. If we, at any time on or prior to the tenth anniversary of the completion of our initial business combination, pay or make a dividend or other distribution on the ordinary shares exclusively in ordinary shares, then (a) each vesting price, as in effect at the opening of business on the day following the date fixed for the determination of shareholders of the company entitled to receive such dividend or other distribution, will be adjusted by multiplying such vesting price by a fraction of which the numerator will be the number of ordinary shares outstanding at the close of business on the date fixed for such determination and the denominator will be the sum of such number of shares and the total number of shares constituting such dividend or other distribution and (B) the initial founder share conversion ratio, as in effect at the opening of business on the day following the date fixed for the determination of shareholders of the company entitled to receive such dividend or other distribution, will be adjusted by multiplying such ratio by a fraction, the numerator of which is the sum of the number of ordinary shares outstanding at the close of business on the date fixed for such determination and the total number of shares constituting such dividend or other distribution and the denominator of which is the number of ordinary shares outstanding at the close of business on the date fixed for such determination. Any adjustment described in this paragraph will become effective immediately after the opening of business on the day following the date fixed for such determination.

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Stock Purchase Rights. If we, at any time on or prior to the tenth anniversary of the completion of our initial business combination, issue or distribute to all holders of our ordinary shares options, warrants or other rights entitling them to subscribe for or purchase ordinary shares at a price per ordinary share less than the current market price over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance or distribution (the “rights valuation period”), then (A) each vesting price in effect at the opening of business immediately following the close of business on the last trading day of the rights valuation period will be adjusted by multiplying such vesting price by a fraction, the numerator of which is the number of ordinary shares outstanding at the close of business on the date fixed for such determination plus the number of ordinary shares which the aggregate consideration expected to be received by the company upon the exercise, conversion or exchange of such options, warrants or other rights (as determined in good faith by our board of directors) would purchase at such current market price (such number of ordinary shares, the “deemed repurchased shares”) and the denominator of which will be the number of ordinary shares outstanding at the close of business on the date fixed for such determination plus the number of ordinary shares so offered for subscription or purchase, either directly or indirectly, and (b) the initial founder share conversion ratio, as in effect at the opening of business immediately following the close of business on the last trading day of the rights valuation period, will be adjusted by multiplying the initial founder share conversion ratio by a fraction, the numerator of which is the number of ordinary shares outstanding at the close of business on the date fixed for such determination plus the number of ordinary shares so offered for subscription or purchase, either directly or indirectly, and the denominator of which is the number of ordinary shares outstanding at the close of business on the date fixed for such determination plus the number of deemed repurchased shares. Any adjustment described in this paragraph will become effective immediately after the opening of business immediately following the close of business on the last trading day of the rights valuation period. In the event that such options, warrants or other rights are not so issued or distributed, each vesting price and the initial founder share conversion ratio will be readjusted, effective as of the date our board of directors publicly announces its decision not to issue such options, warrants or other rights, to the applicable vesting price and initial founder share conversion ratio that would then be in effect if such issuance had not been declared. In the event that such options, warrants or other rights are not so exercised prior to their expiration or ordinary shares are otherwise not delivered pursuant to such options, warrants or other rights, each vesting price and the initial founder share conversion ratio will be readjusted, effective as of the expiration of such options, warrants or other rights, to the applicable vesting price and initial founder share conversion ratio that would then be in effect had the increase made upon the issuance or distribution of such options, warrants or other rights been made on the basis of the delivery of only the number of ordinary shares actually delivered. notwithstanding anything to the contrary in the foregoing, a distribution of rights pursuant to any shareholder rights plan will not result in an adjustment to the vesting price as described in this paragraph or the following paragraph; provided that the company has provided for the holders of the founder shares to receive such rights upon conversion of the founder shares in accordance with the terms of the letter agreement; provided, further, that such holders of the founder shares will not be permitted to receive such rights to the extent that any of the such holders or their respective affiliates is the “Acquiring Person” under such shareholder rights plan.

•	Debt, Asset or Security Distributions.

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If we, at any time on or prior to the tenth anniversary of the completion of our initial business combination, by dividend or otherwise, distribute to all holders of our ordinary shares evidences of our indebtedness, assets or securities (but excluding (i) any dividend or distribution paid exclusively in cash, (ii) any dividend or distribution paid exclusively in ordinary shares or (iii) any dividend or distribution of options, warrants or other rights (in each case, as referred to above), or (iv) any dividend or distribution of ordinary shares of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of a spin-off (as defined below) referred to below), then each vesting price, as in effect immediately prior to the close of business on the date fixed for the determination of shareholders of the company entitled to receive such distribution, will be decreased by the fair market value (as determined in good faith by the board of directors) of the portion of the assets, securities or evidences of indebtedness so distributed in respect of one ordinary share, such adjustment to become effective immediately after the open of business on the ex-date for such distribution.

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If we, at any time on or prior to the tenth anniversary of the completion of our initial Business Combination, effect any dividend or other distribution of shares of the capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of the company (a “spin-off”), then each vesting price in effect immediately prior to the close of business on the record date fixed for determination of shareholders of the company entitled to receive such distribution will be reduced by the spin-off market value (as defined below) of the portion of those shares of capital stock or similar equity interests so distributed in respect of one ordinary share. Any adjustment to the vesting price described in this paragraph will occur on the close of business on the last trading day of the spin-off valuation period but will be given retroactive effect as of immediately after the open of business on the ex-date of the spin-off. The “spin-off market value” means (x) in the case of securities to be distributed to the holders of the ordinary shares in connection with a spin-off that is not effected simultaneously with an initial public offering of the securities being distributed in the spin-off and where such securities are listed or quoted (or will be listed or quoted upon consummation of the spin-off) on a U.S. national securities exchange, the average of the last reported sale price of those securities over the first 10 consecutive trading days commencing on, and including, the ex-date for the spin-off (the “spin-off valuation period”), (y) in the case of securities being distributed in any spin-off that is effected simultaneously with an initial public offering, the initial public offering price and (z) in the case of securities being distributed in any spin-off not involving any initial public offering of such securities and where such securities are not and will not be listed or quoted on a U.S. national securities exchange, the fair market value (on a per share basis) of such securities (as determined in good faith by the board of directors).

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Tender Offers and Exchange Offers. In the case that a tender or exchange offer made by the company or any subsidiary of the company for all or any portion of the ordinary shares will, at any time on or prior to the tenth anniversary of the completion of our initial business combination, expire and such tender or exchange offer (as amended through the expiration thereof) will require the payment to shareholders of the company (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of purchased shares (as defined below)) of aggregate consideration having a fair market value (as determined in good faith by the board of directors) per ordinary share that exceeds the current market price over the 10 consecutive trading day period (the “offer valuation period”) ending on, and including, the last date (the “expiration time”) on which tenders or exchanges may be made pursuant to such tender or exchange offer, then, immediately after the opening of business on the day after the expiration time, then each vesting price will be reduced by multiplying such vesting price immediately prior to the close of business on the date of the expiration time by a fraction (A) the numerator of which will be equal to (1) the product of (I) the current market price during the offer valuation period and (II) the number of ordinary shares outstanding (including any purchased shares) on the date of the expiration time, less (2) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders of the company pursuant to the tender or exchange offer (assuming the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of purchased shares), and (B) the denominator of which will be equal to the product of (1) the number of ordinary shares outstanding (including any purchased shares) on the date of the expiration time less the number of all shares validly tendered or exchanged, not withdrawn and accepted for payment on the date of the expiration time (such validly tendered or exchanged shares, up to any such maximum, being referred to as the “purchased shares”) and (2) the current market price over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such tender or exchange offer.

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Stock Splits, Reverse Splits and Combinations. In case at any time on or prior to the tenth anniversary of the completion of our initial business combination outstanding ordinary shares are subdivided, split or reclassified into a greater number of ordinary shares, then each vesting price in effect at the opening of business on the day following the day upon which such subdivision, split or reclassification becomes effective will be proportionately reduced and the initial founder share conversion ratio will be proportionately increased, and, conversely, in case outstanding ordinary shares are combined or reclassified into a smaller number of ordinary shares, the vesting price in effect at the opening of business on the day following the day upon which such combination or reclassification becomes effective will be proportionately increased, and the initial founder share conversion ratio will be proportionately reduced. Any adjustment described in this paragraph will become effective immediately after the opening of business on the day following the day upon which such subdivision, split, reclassification or combination becomes effective.

Our initial shareholders have agreed not to transfer, assign or sell any of their founder shares and any Class A ordinary shares issuable upon conversion thereof until the earlier to occur of (i) one year after the completion of our initial business combination or (ii) the date following the completion of our initial business combination on which a change of control occurs, except to certain permitted transferees and under certain circumstances. Notwithstanding the foregoing, if the closing price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the completion of our initial business combination, the founder shares will be released from the lock-up. Any permitted transferees will be subject to the same restrictions and other agreements of our initial shareholders with respect to any founder shares.

Up to 1,928,571 of the founder shares were to be forfeited by our sponsor for no consideration depending on the extent to which the underwriter’s over-allotment option was exercised. On September 29, 2025, we consummated the initial public offering of 34,500,000 shares, including the full exercise by the underwriters of their over-allotment option in the amount of 4,500,000 shares, at $10.00 per share, generating gross proceeds of $345,000,000. As such, the 1,928,571 founder shares are no longer subject to forfeiture.

Register of Members

Under Cayman Islands law, we must keep a register of members and there will be entered therein:

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the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member and the voting rights of the shares of each member;

•	whether voting rights attach to the shares in issue;

•	the date on which the name of any person was entered on the register as a member; and

•	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of our initial public offering, the register of members was immediately updated to reflect the issue of shares by us. The shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Preference Shares

Our amended and restated memorandum and articles of association authorize 5,000,000 preference shares and provide that preference shares may be issued from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors is able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our board of directors to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preference shares outstanding at the date hereof. Although we do not currently intend to issue any preference shares, we cannot assure you that we will not do so in the future. No preference shares are being issued or registered in our initial public offering.

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. A Cayman Islands company may pay a dividend on its shares out of either profit or the share premium account, provided that in no circumstances may a dividend be paid if following such payment the company would be unable to pay its debts as they fall due in the ordinary course of business. The payment of cash dividends following completion of our initial business combination will be within the discretion of our board of directors at such time and will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition at such time. Other than with respect to payments or distributions from the trust account, our amended and restated memorandum and articles of association provide no dividends or other distributions shall be payable on the Class A ordinary shares unless approved by written consent of the holders of at least two-thirds of our issued Class B ordinary shares. There is no certainty we will be in a position to, or decide to, pay cash dividends after completing any business combination. Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends following completion of our initial business combination may be limited by restrictive covenants we may agree to in connection therewith.